Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 17, 2013, a subsidiary of Gaiam, Inc. (“Gaiam” or the “Company”) entered into a definitive agreement to sell GVE Newco, LLC (“GVE”), a company comprised of Gaiam’s entertainment media business, to Cinedigm Entertainment Holdings, LLC, a wholly-owned subsidiary of Cinedigm Corp. (“CIDM”) for $51.5 million, comprised of $47.5 million in cash, 666,978 shares of CIDM’s Class A common stock valued at approximately $1 million, $2 million of assigned accounts receivable, and a $1 million assumed payment obligation. The sale consideration also includes a post-closing adjustment payable in cash on April 15, 2014, which is estimated to approximate $6 million, based on the final closing net working capital of GVE. The sale was consummated on October 21, 2013. The following unaudited pro forma condensed consolidated financial statements of Gaiam reflect the estimated impact of this sale. Following the sale, GVE will be reported as a discontinued operation by Gaiam, beginning with Gaiam’s Annual Report on Form 10-K for the year ended December 31, 2013.

The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010, and the unaudited pro forma condensed consolidated balance sheet at June 30, 2013, have been derived from the historical condensed consolidated and consolidated financial statements of Gaiam, which are included in its Quarterly Reports on Form 10-Q for the period ended June 30, 2013 and its Annual Report on Form 10-K for the year ended December 31, 2012. The unaudited pro forma condensed consolidated statements of operations reflect Gaiam’s results as if the disposition had occurred on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet at June 30, 2013 reflects Gaiam’s financial position as if the disposition and related adjustments below had occurred on that date. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of Gaiam’s results of operations or financial condition had the disposition been completed on the dates assumed. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and such assumptions are believed to be reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial statements have been prepared to remove GVE from Gaiam’s historical financial results. No pro forma adjustments have been made to the unaudited pro forma condensed consolidated statements of operations for the gain on disposition of GVE, the disposition-related costs (primarily an investment banker fee, debt early termination penalty, and legal fees) incurred subsequent to June 30, 2013, or impairment charges, because such amounts are not expected to have a continuing impact on the Company. However, the unaudited pro forma condensed consolidated balance sheet does include pro forma adjustments to reflect the sale of GVE, including, but not limited to, the consideration received, liabilities for disposition-related costs, gain on disposition of GVE, and the related income taxes for these adjustments.

With the completion of the sale of GVE, Gaiam will implement a strategic restructuring plan to remove the costs related to the sold entertainment media business and improve the Company’s efficiency.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Six Months Ended June 30, 2013
(in thousands, except per share data)	Gaiam Historical	Less: GVE (a)	Pro Forma Adjustments	Notes	Pro Forma(*)
Net revenue	$101,177	$(20,699)	$—		$80,478
Cost of goods sold	45,337	(3,488)	—		41,849

Gross profit	55,840	(17,211)	—		38,629

Expenses:
Selling and operating	52,523	(12,829)	—		39,694
Corporate, general and administration	7,052	—	—		7,052

Total expenses	59,575	(12,829)	—		46,746

Loss from operations	(3,735)	(4,382)	—		(8,117)
Interest and other income (expense), net	(281)	—	343	(b)	62
Gain on sale of investment	16,429	—	—		16,429

Income before income taxes and noncontrolling interest	12,413	(4,382)	343		8,374
Income tax expense	4,652	—	(1,434)	(c)	3,218

Net income	7,761	(4,382)	1,777		5,156
Net income attributable to noncontrolling interest	(189)	—	—		(189)

Net income attributable to Gaiam, Inc.	$7,572	$(4,382)	$1,777		$4,967

Net income per share attributable to Gaiam, Inc. common shareholders:
Basic	$0.33				$0.22

Diluted	$0.33				$0.22

Weighted average shares outstanding:
Basic	22,736				22,736

Diluted	22,736				22,736

*	Gaiam’s pro forma results include costs related to the sold entertainment media business that were not assumed by CIDM, which will be eliminated in restructuring.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Six Months Ended June 30, 2012
(in thousands, except per share data)	Gaiam Historical (*)	Less: GVE (a)	Pro Forma Adjustments	Notes	Pro Forma (*)
Net revenue	$92,779	$(19,191)	$—		$73,588
Cost of goods sold	37,662	(5,795)	—		31,867

Gross profit	55,117	(13,396)	—		41,721

Expenses:
Selling and operating	51,057	(9,413)	—		41,644
Corporate, general and administration	5,654	—	—		5,654
Acquisition-related costs	1,667	(1,667)	—		—

Total expenses	58,378	(11,080)	—		47,298

Loss from operations	(3,261)	(2,316)	—		(5,577)
Interest and other expense	(67)	—	—		(67)
Loss from equity method investment	(1,640)	—	—		(1,640)

Loss before income taxes and noncontrolling interest	(4,968)	(2,316)	—		(7,284)
Income tax benefit	(1,561)	—	(822)	(c)	(2,383)

Net loss	(3,407)	(2,316)	822		(4,901)
Net loss attributable to noncontrolling interest	135	—	—		135

Net loss attributable to Gaiam, Inc.	$(3,272)	$(2,316)	$822		$(4,766)

Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.14)				$(0.21)

Diluted	$(0.14)				$(0.21)

Weighted average shares outstanding:
Basic	22,700				22,700

Diluted	22,700				22,700

*	Gaiam’s historical and pro forma financial results included a $1.6 million non-cash net loss from the Company’s equity method investment in Real Goods Solar, Inc.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2012
(in thousands, except per share data)	Gaiam Historical (*)	Less: GVE (a)	Pro Forma Adjustments	Notes	Pro Forma (*)
Net revenue	$202,475	$(45,555)	$—		$156,920
Cost of goods sold	86,371	(10,663)	—		75,708

Gross profit	116,104	(34,892)	—		81,212

Expenses:
Selling and operating	102,867	(23,713)	—		79,154
Corporate, general and administration	10,980	—	—		10,980
Acquisition-related costs	1,667	(1,667)	—		—

Total expenses	115,514	(25,380)	—		90,134

Income (loss) from operations	590	(9,512)	—		(8,922)
Interest and other expense	(432)	—	349	(b)	(83)
Loss from equity method investment	(18,410)	—	—		(18,410)

Loss before income taxes and noncontrolling interest	(18,252)	(9,512)	349		(27,415)
Income tax benefit	(5,675)	—	(3,253)	(c)	(8,928)

Net loss	(12,577)	(9,512)	3,602		(18,487)
Net income attributable to noncontrolling interest	(305)	—	—		(305)

Net loss attributable to Gaiam, Inc.	$(12,882)	$(9,512)	$3,602		$(18,792)

Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.57)				$(0.83)

Diluted	$(0.57)				$(0.83)

Weighted average shares outstanding:
Basic	22,703				22,703

Diluted	22,703				22,703

*	Gaiam’s historical and pro forma financial results include a $18.4 million non-cash net loss from the Company’s equity method investment in Real Goods Solar, Inc.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2011
(in thousands, except per share data)	Gaiam Historical (*)	Less: GVE (a)	Pro Forma Adjustments	Notes	Pro Forma (*)
Net revenue	$274,773	$(18,839)	$—		$255,934
Cost of goods sold	157,912	(7,107)	—		150,805

Gross profit	116,861	(11,732)	—		105,129

Expenses:
Selling and operating	110,008	(10,309)	—		99,699
Corporate, general and administration	13,291	—	—		13,291
Acquisition-related costs	2,393	—	—		2,393
Other general expense	22,456	—	—		22,456

Total expenses	148,148	(10,309)	—		137,839

Loss from operations	(31,287)	(1,423)	—		(32,710)
Interest and other expense, net	(90)	—	—		(90)
Loss from deconsolidation of subsidiary	(4,550)	—	—		(4,550)

Loss before income taxes and noncontrolling interest	(35,927)	(1,423)	—		(37,350)
Income tax benefit	(10,657)	—	(505)	(c)	(11,162)

Net loss	(25,270)	(1,423)	505		(26,188)
Net loss attributable to noncontrolling interest	398	—	—		398

Net loss attributable to Gaiam, Inc.	$(24,872)	$(1,423)	$505		$(25,790)

Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(1.08)				$(1.12)

Diluted	$(1.08)				$(1.12)

Weighted average shares outstanding:
Basic	23,126				23,126

Diluted	23,126				23,126

*	Gaiam’s historical and pro forma pre-tax financial results include a $22.5 million non-cash charge for the impairment of goodwill, a $4.6 million non-cash loss from the deconsolidation of Real Goods Solar, Inc., and $2.4 million of costs related to Real Goods Solar, Inc.’s acquisition of a business.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2010
(in thousands, except per share data)	Gaiam Historical	Less: GVE (a)	Pro Forma Adjustments	Notes	Pro Forma
Net revenue	$274,268	$(17,307)	$—		$256,961
Cost of goods sold	138,438	(3,241)	—		135,197

Gross profit	135,830	(14,066)	—		121,764

Expenses:
Selling and operating	117,152	(10,847)	—		106,305
Corporate, general and administration	12,534	—	—		12,534

Total expenses	129,686	(10,847)	—		118,839

Income from operations	6,144	(3,219)	—		2,925
Interest and other income	1,291	—	—		1,291

Income before income taxes and noncontrolling interest	7,435	(3,219)	—		4,216
Income tax expense	2,366	—	(1,143)	(c)	1,223

Net income	5,069	(3,219)	1,143		2,993
Net income attributable to noncontrolling interest	(794)	—	—		(794)

Net income attributable to Gaiam, Inc.	$4,275	$(3,219)	$1,143		$2,199

Net income per share attributable to Gaiam, Inc. common shareholders:
Basic	$0.18				$0.09

Diluted	$0.18				$0.09

Weighted average shares outstanding:
Basic	23,226				23,226

Diluted	23,383				23,383

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	June 30, 2013
(in thousands)	Gaiam Historical	Less: GVE (d)	Pro Forma Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash	$17,482	$—	$35,528	(e)	$53,010
Accounts receivable, net	38,889	(24,963)	—		13,926
Inventory, less allowances	31,881	(6,238)	—		25,643
Deferred advertising costs	4,343	—	—		4,343
Deferred tax assets	8,002	—	(3,694)	(f)	4,308
Receivable from equity method investee	2	—	—		2
Advances	15,816	(12,794)	—		3,022
Other current assets	3,329	(270)	8,000	(g)	11,059

Total current assets	119,744	(44,265)	39,834		115,313
Property and equipment, net	24,095	—	—		24,095
Media library, net	12,972	(949)	—		12,023
Deferred tax assets	11,530	—	(3,347)	(f)	8,183
Goodwill	10,011	(6,731)	—		3,280
Other intangibles, net	4,740	(4,485)	—		255
Other assets	741	—	1,000	(h)	1,741

Total assets.	$183,833	$(56,430)	$37,487		$164,890

Liabilities and Equity
Current liabilities:
Line of credit	$11,972	$—	$(11,972)	(e)	$—
Accounts payable	22,600	(4,951)	—		17,649
Participations payable	17,768	(16,316)			1,452
Accrued liabilities	4,226	(411)	3,370	(i)	7,185

Total current liabilities	56,566	(21,678)	(8,602)		26,286
Total equity	127,267	(34,752)	46,089	(j)	138,604

Total liabilities and equity	$183,833	$(56,430)	$37,487		$164,890

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	The GVE column reflects amounts representing the revenues and expenses, including the estimated nonrecurring disposition transaction expenses and excluding any of Gaiam’s fixed overhead costs, attributable to GVE that were included in Gaiam’s historical financial statements.
(b)	Interest expense has been adjusted to reflect interest on debt that is required to be repaid as a result of the disposal of GVE.
(c)	The income tax impact of the removal of GVE and the pro forma adjustments has been calculated using Gaiam’s statutory income tax rates for applicable jurisdictions during each period.
(d)	The GVE column reflects amounts representing the assets, liabilities, and equity attributable to GVE that were included in Gaiam’s historical financial statements.
(e)	Cash is adjusted to reflect the cash proceeds of $47.5 million from the sale of GVE less the repaid debt, and debt is adjusted to reflect its required repayment as a result of the disposition of GVE.
(f)	Deferred tax assets have been adjusted to reflect the reversal of certain temporary differences and the utilization of carried forward net operating losses due to the disposition of GVE.
(g)	Other current assets have been adjusted to reflect the estimated additional consideration receivable from CIDM, including an estimated net working capital adjustment of approximately $6 million.
(h)	Other assets have been adjusted to reflect the estimated fair value of the 666,978 shares of Cinedigm Corp. Class A common stock received as part of the consideration for GVE.
(i)	Accrued liabilities have been adjusted to reflect the accrual of estimated nonrecurring costs directly related to the disposition of GVE, less $1 million of such expenses assumed by CIDM as part of the consideration for GVE.
(j)	Equity is adjusted to reflect the estimated net gain of $11.3 million from the sale of GVE.